Exhibit 99.1

THUNDER BRIDGE ACQUISITION, LTD.

PRO FORMA BALANCE SHEET

	June 21,	Pro Forma
	2018	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current assets
Cash	$1,171,169			$1,171,169
Prepaid expenses	33,200			33,200
Total current assets	1,204,369			1,204,369
Cash held in Trust Account	227,250,000	330,000	(a)
		33,000,000	(b)	260,580,000
Total assets	$228,454,369	$33,330,000		$261,784,369

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable	$30,217			$30,217
Total current liabilities	30,217			30,217
Deferred underwriting fee payable	7,875,000	1,815,000	(c)	9,690,000
Total Liabilities	7,905,217	1,815,000		9,720,217

Ordinary shares subject to possible redemption, 21,341,500 and 24,461,797 at redemption value	215,549,150	31,515,000	(e)	247,064,150

Shareholder’s Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	-			-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,158,500 and 1,338,203 shares issued and outstanding (excluding 21,341,500 and 24,461,797 shares subject to possible redemption)	116	330	(b)	134
		(312)	(e)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,468,750 and 6,450,000 shares issued and outstanding	647	(2)	(d)	645
Additional paid in capital	5,004,584	330,000	(a)	5,004,568
		32,999,670	(b)
		(1,815,000)	(c)
		2	(d)
		(31,514,688)	(e)
Accumulated deficit	(5,345)			(5,345)
Total Shareholder’s Equity	5,000,002	-		5,000,002
	$228,454,369	$33,330,000		$261,784,369

THUNDER BRIDGE ACQUISITION, LTD.

NOTE TO PRO FORMA BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF PARTIAL EXERCISE OF OVERALLOTMENT OPTION, ADDITIONAL PRIVATE PLACEMENT AND FORFEITED SHARES

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of the Company as of June 21, 2018, adjusted for the closing of the underwriters’ partial exercise of its overallotment option and related transactions which occurred on June 28, 2018 as described below.

On June 28, 2018, the Company consummated the closing of the sale of 3,300,000 additional Units upon receiving notice of the underwriter’s election to partially exercise its overallotment option (“Overallotment Units”), generating an additional gross proceeds of $33,000,000 and incurring additional offering costs of $1,815,000 in underwriting fees which were deferred until the completion of the Company’s initial business combination. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 330,000 Private Placement Warrants to the Sponsor, generating gross proceeds of $330,000. Pro forma adjustments to reflect the Private Placement and the exercise of the underwriters’ overallotment option are as follows:

	Pro Forma Entries	Debit	Credit

(a)	Cash held in Trust Account	$330,000
	Additional paid in capital		$330,000
	To record sale of 330,000 private placement warrants at $1 per warrant

(b)	Cash held in Trust Account	$33,000,000
	Class A ordinary shares		$330
	Additional paid in capital		$32,999,670
	To record sale of 3.3 million overallotment Units @ $10 per Unit

(c)	Additional paid in capital	$1,815,000
	Deferred underwriting fee payable		$1,815,000
	To record liability for deferred underwriters fee at 5.5%

(d)	Class B ordinary shares	$2
	Additional paid in capital		$2
	To record forfeiture of 18,750 Class B ordinary shares

(e)	Class A ordinary shares	$312
	Additional paid in capital	$31,514,688
	Ordinary shares subject to possible redemption		$31,515,000
	To reflect 3,120,297 Class A ordinary shares subject to redemption